Exhibit 99.1

A4S Security Announces Completion of $5.2 Million Private Placement

Loveland, Colo., October 3, 2006, A4S Security, Inc. (NASDAQ: SWAT, SWATW and NYSE Arca: SWAT, SWATW), a leading provider of digital video surveillance solutions, today announced that it has completed a private placement of unregistered securities totaling $5,223,750.

Greg Pusey, A4S’s Chairman stated: “This important financing results in a strong cash position for A4S, exceeding $5 million, and allows us to further advance the pending Vizer / Avurt acquisitions and accelerate our combined sales, marketing and development efforts. We are also very pleased that two well respected investment funds, including Vision Opportunity Master Fund, Ltd., have made sizable investments in our company. Based on discussions with our new institutional investors we are optimistic that additional funds could potentially be available to us through the subsequent exercise of the short term warrants which could help finance future growth.” Pusey went on to state “The closing of this offering combined with a successful subsequent shareholder vote would allow finalization of the pending Vizer / Avurt merger and the conversion of the notes issued in this offering to equity, well positioning us to advance our goals”.

Tom Marinelli, A4S’s CEO stated “The A4S and Vizer / Avurt teams are beginning to explore ways to work together and are rapidly developing plans for integrating people and processes to maximize the combination of capabilities to enhance the Company’s overall effectiveness. The complementary knowledge base of our collective companies is already beginning to pay dividends in the recently announced dynamic light rail system we expect to install in the 4th quarter of 2006 for the Greater Cleveland Regional Transit Authority. This Cleveland project is one of the first major installs utilizing our next generation TVS 300 product. We believe it is indicative of a higher level of market interest in the product’s collective benefits of uncompromising video quality, wireless viewing capabilities, and data management features in an easy to use package.

Scott Sutton, President and Founder of Vizer / Avurt commented “I am pleased to see the funding completed and to start the process of combining our talents, initially focusing on the sophisticated installation in Cleveland. The ShiftWatch technology has numerous applications that should require only a modest R&D funding to release additional solutions into the market. We recently completed testing on the bench prototype of our Avurt launcher, personal protection device in development and expect to take delivery of our first five prototypes in the month of October. We remain very excited about the market for our launcher including additional variations off of our initial design and look forward to providing video footage of it in use on our web site once it is complete.”

Summary of the Offering

A total of $2,772,000 was closed consisting of 792,000 common share units at $3.50 per unit (“Common Share Units”) with each Common Share Unit including one share of A4S common stock (“Common Stock”) and three warrants (“Investor Warrants”) to acquire Common Stock. Additionally a total of $2,451,750 was closed consisting of 700,500 convertible promissory note units (“Note Units”) at $3.50 per unit with each Note Unit consisting of a 5.13% per annum Convertible Promissory Note (“Note”) due January 31, 2007, unless earlier converted, and three Investor Warrants. Each $3.50 of principal (plus interest) due under the Notes will automatically be converted into one share of A4S Series A Convertible Preferred Stock (“Series A Preferred Stock”) upon shareholder approval of such conversion. Approval for the conversion right is planned to be sought at a special meeting of A4S’s shareholders scheduled for the fourth quarter of 2006. The Series A Preferred Stock is non-voting, pays no dividends, contains no liquidation preference and is convertible into one share of Common Stock for each share of Series A Preferred Stock owned.

Investor Warrants consist of three separate warrants with the following terms: Warrant “A” is exercisable at $4.75 per share and expires four years from closing; Warrant “B” is exercisable at $4.75 per share and expires 18 months from closing; and Warrant “SWATW”‘s terms mirror exactly the current publicly-traded A4S warrants, trading under the symbol: SWATW. Generally, the SWATW Warrants are exercisable at $9.00 per share, expire in July 2010 and are redeemable by A4S beginning on July 18, 2008 for $0.10 each, under defined conditions, including a minimum trading price of the Common Stock of $13.50 per share. A4S will use its reasonable best efforts to obtain the same CUSIP number for the “SWATW” Warrants issued in the private placement (the “new SWATW Warrants”) as is assigned to A4S’s current publicly-traded “SWATW” Warrants (the “existing SWATW Warrants”) so that following registration of the new SWATW Warrants they will trade with the existing SWATW Warrants. If A4S is unable to do so prior to the six month anniversary of the closing, the new SWATW Warrants shall thereupon be exchanged for a warrant, identical in form to Warrant “A” and Warrant “B” issued at the closing, except that the exercise price shall be $8.00 per share and the expiration date shall be July 18, 2010. All warrants shall be exercisable in cash, commencing six months after the closing and contain anti-dilution rights for stock splits and stock dividends.

A4S has agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) for the shares of Common Stock underlying the Common Share Units and the Note Units within 90 days of the closing. The registration statement will also register the new SWATW Warrants (unless they have been replaced as discussed above, in which case they will not be registered). Failure to file the registration statement within 90 days of the closing or failure to get the registration statement effective 180 days from the closing would require A4S to pay each investor a penalty fee in cash equal to 2% per month up to a maximum of 10% of their investment.

The offering was made to accredited investors, including $3,010,000 purchased by the lead investor, Vision Opportunity Master Fund, Ltd., a new investor in A4S. An additional investment totaling approximately $135,000 was also made by A4S’s Chairman and his family members subject to shareholder approval. The purpose of the private placement is to raise funds to support the recently announced pending acquisitions of Vizer Group, Inc., and Avurt International, Inc., and for ongoing product development and for working capital and general corporate purposes.

None of the Common Stock Units, the Note Units, the shares of Common Stock or Series A Preferred Stock underlying such Units or the warrants included in the Units are registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy in any jurisdiction. Bathgate Capital Partners LLC served as placement agent for the offering and is being compensated with a commission of not more then 8%, a non-accountable expense allowance of 2% and warrant rights for up to 20% of the common shares and convertible notes sold in the offering at exercise prices ranging from $4.92 to $5.00 each.

About A4S Security, Inc.
A4S Security, Inc. develops and markets the ShiftWatch® product line of mobile digital video surveillance solutions for public transportation, law enforcement and general security applications. The company’s full motion, high resolution video system utilizes patent pending video streaming technology and GPS synchronization capabilities to provide agencies with data security and reliability. The company’s open, standards based architecture, facilitates interoperability, easing management of the information and communication complexities and leveraging customers’ investment in the future.

For additional information about A4S Security and ShiftWatch solutions, call 1-888-825-0247 or visit www.shiftwatch.com. For additional information about Vizer visit www.vizergroup.com and for Avurt visit www.non-lethal.com. Information on the web sites does not comprise a part of this press release.

A4S intends to file with the SEC a proxy statement and other relevant documents in connection with the conversion of the Notes issued in the private placement and the proposed Vizer / Avurt merger. Investors and security holders of A4S are urged to read the proxy statement and other relevant documents when they become available because they will contain important information about A4S, the conversion of the Notes and the proposed merger. Investors and security holders of A4S may obtain free copies of the proxy statement and other relevant documents when they are filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors and security holders of A4S may obtain free copies of the proxy statement by writing to A4S Security, Inc., 489 N. Denver Avenue, Loveland, CO 80537.

A4S and its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies in connection with the conversion of the Notes issued in the private placement and the proposed merger. Information regarding A4S’s directors and executive officers are detailed in its annual and quarterly reports on Form 10-KSB and Form 10-QSB, respectively, previously filed with the SEC, and in its proxy statement to be filed with the SEC.

This press release includes “forward looking statements” as defined by the Securities and Exchange Commission (the “SEC”). All statements, other than statements of historical fact, included in the press release that address activities, events or developments that the company believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors the company believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company and may not materialize. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors, including the company’s ability to receive shareholder approval for the conversion of the Notes, the company’s ability to receive shareholder approval for and consummate the Vizer and Avurt acquisitions, the ability of the Vizer \ Avurt management team to successfully implement their business plans, the company’s ability to integrate Vizer’s and Avurt’s businesses with the company’s operations, and the company’s ability increase sales of its products, and enhance, execute and protect its technological capabilities, among others. Furthermore, the company does not intend (and is not obligated) to update publicly any forward-looking statements, except as required by law. The contents of this release should be considered in conjunction with the warnings and cautionary statements contained in the company’s recent filings with the SEC.

CONTACT:

Thomas Marinelli (248) 797-8558 or
Greg Pusey (303) 722-4008
A4S Security, Inc.

#      #     #